Exhibit 10.14

Execution Version

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of July 26, 2019, by and between ATHENA BITCOIN INC., a Delaware corporation (“Borrower”), having its principal place of business and chief executive offices located at 211 West Wacker Drive, Suite 900B, Chicago, Illinois 60606, Attention: Eric Gravengaard, CEO and SWINGBRIDGE CRYPTO III LLC, an Illinois limited liability company (“Lender”), having an office at 600 West Jackson Boulevard, Suite 100, Chicago, Illinois 60661, Attention: Thomas Kerestes, Manager.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

ARTICLE 1

DEFINITIONS AND TERMS

1.1    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Account Debtor” means any Person who is obligated to Borrower with respect to any Account or other Receivable.

“Affiliate” means, with respect to a particular Person, any other Person controlling, controlled by, or under common control with subject Person. For purposes of the foregoing, “control” of a Person will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting capital securities, by contract, or otherwise.

“Approved Budget” has the meaning given such term in Section 4.2(n)(iii) below.

“ATMs” means automatic teller machines capable of buying and selling crypto currencies (e.g. Bitcoin or Litecoin).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized by law to close.

“Charge” or “Charges” means, if applicable at any time, all national, federal, state, county, city, municipal and/or other Governmental Authority (or any instrumentality, division, agency, body or department thereof) taxes, levies, assessments, charges, Liens, claims or encumbrances upon or relating to Borrower, Borrower’s business (including income or gross receipts) and/or Borrower’s ownership or use of the Collateral or any of its other assets.

“Consolidated Loan Documents” means, individually and collectively as the case may be, the following:

(a)    that certain “Senior Note Purchase Agreement,” dated as of May 30, 2017 (the “Consolidated Note Purchase Agreement”), by and between Borrower and CONSOLIDATED TRADING FUTURES, LLC (“Consolidated”);

(b)   that certain “Senior Note,” dated as of May 30, 2017 (the “Consolidated Note”), made by Borrower in favor of Consolidated in the original principal amount of $1,490,000;

(c)    that certain “Security Agreement,” dated as of May 30, 2017 (the “Consolidated Security Agreement”), made by Borrower in favor of Consolidated with respect to the obligations of Borrower thereunder and under the foregoing agreements; and

(d)    every other document or agreement executed in connection with any one or more of the foregoing.

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Notwithstanding anything to the contrary herein, all references to, and uses of, the term(s) “Consolidated Loan Documents,” “Consolidate Note Purchase Agreement,” “Consolidated Note,” and/or “Consolidated Security Agreement” shall mean and refer solely to such agreements as entered into and in effect as of May 30, 2017 and shall expressly exclude any and all subsequent amendments, modifications restatements or replacements thereof.

“Closing Date” means: (a) the date on which all of the deliveries and other conditions precedent pursuant to Section 3.1 shall have been fully satisfied or otherwise waived, in writing, by the Lender; or (b) such later date as agreed to by the parties.

“Collateral” has the meaning given such term in Section 5.1 below.

“Collateral Location” means, individually and collectively as the case may be, the principal office of Borrower identified above together with such subsequent additional/replacement address(es) made known to, and accepted by, Lender pursuant to the terms hereof (if any).

“Copyright” or “Copyrights” means, individually and collectively as the case may be, all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Copyright Licenses” means, individually and collectively as the case may be, all written agreements naming Borrower as licensor or licensee, granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Debt” means, with respect to a particular Person and without duplication: (a) all indebtedness evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person as lessee under capital leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with sound accounting principles, consistently applied; and (c) all other indebtedness of such Person for borrowed money, of any kind or nature.

“Distribution” means, individually and collectively as the case may be: (a) any distribution of money or Property to any owner of a direct or indirect interest in Borrower (each an “Owner”); (b) any loan or advance to any Owner or to any Affiliate of any Owner; (c) any payment of principal or interest on any indebtedness due to any Owner or to any Affiliate of any Owner; and (d) any payment of any fees or other compensation to any Owner or to any Affiliate of any Owner.

“Default Rate” has the meaning given to such term in the Note.

“Event of Default” has the meaning given to such term in Section 6.1 hereof.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Indemnification Agreement” means that certain Indemnification Agreement, dated as of even date herewith, made by ERIC GRAVENGAARD, an individual, in favor of Lender.

“Intellectual Property” means, individually and collectively as the case may be, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom.

“Interest Rate” has the meaning given such term in the Note.

“Investment Property” means the collective reference to: (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, and (b) all “financial assets” as such term is defined in Section 8- 102(a)(9) of the UCC.

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“SBC II Loan Documents” means, individually and collectively as the case may be, the following:

(a)    that certain “Loan and Security Agreement,” dated as of May 21, 2019, by and between Borrower and SWINGBRIDGE CRYPTO II LLC, an Illinois limited liability company (“SBC II”);

(b)    that certain “Secured Convertible Promissory Note,” dated as of May 21, 2019 (the “SBC II Note”), made by Borrower in favor of SBC II in the original principal amount of

$300,000; and

(c)    every other document or agreement now or hereafter executed in connection with any one or more of the foregoing;

in each case as the same may be amended, modified, restated or replaced from time to time.

“Lien” or “Liens” means any charge, claim, equitable interest, security interest, conditional sale agreement, mortgage, indenture, deed of trust, pledge, hypothecation, restriction, right of first refusal or other Lien, encumbrance or defect of title of any kind or nature. Without limiting the generality of the foregoing, with respect to the Collateral, the term “Lien” will mean and include any security or other interest in the Collateral (or any portion thereof), whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan” has the meaning given such term in Section 2.1 below.

“Loan Documents” means individually and collectively as the case may be, this Agreement, the Note, the Indemnification Agreement and every other document now or hereafter evidencing, securing or otherwise executed in conjunction with the Loan, together with all amendments, restatements, supplements and modifications thereof.

“Loan Expenses” has the meaning given to such term in Section 7.3 hereof.

“Material Adverse Occurrence” means any event, effect or change that is (or could otherwise reasonably be deemed to be) materially adverse to the business, operations, condition (financial or otherwise), operating results or earnings of the Borrower, to the value of the Collateral (or any material portion thereof), and/or to the Lien(s) of Lender with respect to the Collateral (or any portion thereof) under the Loan Documents; in each case as determined by Lender in its reasonable discretion.

“Maturity Date” has the meaning given such term in the Note.

“Note” means that certain Secured Convertible Promissory Note, dated as of even date herewith, made by Borrower in favor of Lender in the original principal amount of ONE MILLION DOLLARS ($1,000,000), as the same may be amended, modified restated or replaced from time to time.

“Obligations” means, individually and collectively as the case may be: (a) the aggregate Principal Balance of, and all accrued and unpaid interest on, the Loan, and (b) all other indebtedness, liabilities, obligations, covenants and duties of Borrower owing to Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including all Loan Expenses and all fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“Organizational Documents” means, with respect to any Person which is not a natural Person, any and all agreements or other documents evidencing or otherwise related to the formation and/or governance of such Person, including, without limitation, any and all articles/certificates of incorporation, articles/certificates of organization, articles/certificates of formation, by-laws, operating agreements, partnership agreements, trust agreements, land trust agreements, buy-sell agreement, shareholder agreements, voting agreements, and the like, of such Person, as applicable and as the same may be amended or modified and in effect from time to time.

“Patent” or “Patents” means, individually and collectively as the case may be: (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

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“Patent Licenses” means, individually and collectively as the case may be, all agreements, whether written or oral, providing for the grant by or to Borrower of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Permitted Encumbrances” means, individually and collectively as the case may be:

(a)    Liens to be made in connection with the Loan Documents or otherwise in favor of Lender;

(b)    the Consolidated Cash Liens;

(c)     Liens in connection with the SBC II Loan Documents; and

(d)    Liens otherwise made known to, and specifically (and to the limited extent) accepted by, Lender (in writing) from time to time (if any); including any Liens to be made in connection with any Qualified Financing subject to the satisfaction of Section 2.6 below.

“Person” means any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, limited liability company, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

“Principal Balance” means the unpaid principal balance of the Loan outstanding from time to time.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Qualifying Financing” means any single instance of Debt hereafter incurred by Borrower which satisfies the following (as determined by Lender):

(a)    such Debt results in net proceeds to Borrower (such amount, in the aggregate, the “QF Net Proceeds”) of at least $5,000,000;

(b)    such Debt is secured, in whole or in part, by a Lien on any of the assets of Borrower;

(c)      such Debt is not funded by, or otherwise payable to or made in favor of, any Owner, any Affiliate of any Owner, or any Affiliate of Borrower;

(d)    such Debt has been first offered to Lender as provided in Section 2.6 and Lender opted not to fund the same; and

(e)     the total “cost of capital” of such Debt does not, in the aggregate, exceed more than forty percent (40%) of the total QF Net Proceeds.

“Receivable” means and includes, all of Borrower’s Accounts, receivables, contract rights (including, without limitation, any and all now existing or hereafter arising rights to payment or amounts due to Borrower in the form of obligations (monetary or otherwise) or receivables, from whatever source (including healthcare and credit card receivables) for services rendered or property sold or leased, licensed, assigned or otherwise disposed of whether or not such right has been earned by performance and howsoever such right is evidenced), letters of credit, instruments, drafts, documents, notes, acceptances, and Chattel Paper.

“Trademark” or “Trademarks” means, individually and collectively as the case may be: (a) all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a’s, Internet domain names, universal resource locators (URLs), trade styles, designs, logos and other source or business identifiers, rights of publicity and all General Intangibles of like nature, now or hereafter owned, adopted, acquired or used or intended to be used by Borrower; (b) all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof); and (c) all renewals of, and all rights to renew, any of the foregoing.

“Trademark Licenses” means, individually and collectively as the case may be, all agreements, whether written or oral, providing for the grant by, or to, Borrower of any right to use any Trademark.

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“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of Delaware, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

1.2    UCC Definitions. As used herein the following terms have the respective meanings given to the same in Section 9-102 of the UCC: “Account(s),” “Chattel Paper,” “Certificate(s) of Title,” “Certificated Security,” “Commercial Tort Claims,” “Deposit Accounts,” “Documents,” “Electronic Chattel Paper,” “Equipment,” “Farm Products,” “General Intangibles,” “Goods,” “Health-Care-Insurance Receivable(s),” “Instrument(s),” “Inventory,” “Leas(es),” “Letter-of-Credit Right(s),” “Money,” “Payment Intangibles,” “Proceeds,” “Security(ies),” “Software,” “Supporting Obligations,” and “Tangible Chattel Paper.”

1.3   Construction; Interpretation. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable. Any and all uses of the term “including” herein means including without limitation, or including but not limited to, and shall not be deemed to be exclusive or to create an exclusive reference.

ARTICLE 2

LOAN TERMS

2.1    Loan Commitment; Single Advance. Subject to the terms and conditions of this Agreement (including Section 3.1 below) and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and therein: (a) the Lender agrees to make a loan to Borrower (the “Loan”) in the aggregate principal amount of ONE MILLION DOLLARS ($1,000,000); and (b) the Loan will be disbursed to Borrower on the Closing Date, in the form of single advance, by wire transfer of immediately available funds to the account designated, in writing, by Borrower. Borrower acknowledges that the Loan is a non-revolving credit facility and, accordingly, any portion of the Principal Balance that is repaid or prepaid may not be re-borrowed.

2.2    Note. The Loan, and all other Obligations of Borrower, shall be evidenced by (among other things) the Note.

2.3    Interest.

(a)    Interest Rate. Except as otherwise noted herein or in the Note, the Principal Balance shall bear interest a per annum rate equal to the Interest Rate, compounded annually.

(b)    Default Rate. Upon the occurrence of an Event of Default hereunder, the interest rate shall thereafter increase and accrue on the whole of the unpaid Principal Balance at a per annum rate equal to the Default Rate. This Default Rate shall be effective immediately (and retroactively, as applicable) as of the date of the occurrence of such Event of Default and shall continue in effect until such Event of Default is cured or all Obligations are paid in full, whichever shall occur first. Further, the above increase in the interest rate upon the occurrence of an Event of Default shall be applicable whether or not Lender has exercised its option to accelerate the maturity of the Note and declared the entire unpaid Principal Balance to be due and payable.

(c)    Calculation of Interest. All interest payable shall be computed on the basis of a three hundred sixty (360) day year containing twelve (12), thirty (30) day months, provided that partial month interest shall be computed on the basis of the actual number of days such Principal Balance is outstanding. Notwithstanding anything contained herein to the contrary, all interest calculations made by Lender under this Note, and all calculations of the interest payments to be made by Borrower pursuant to the terms of the Loan Documents (including pursuant to the terms of the Note), shall binding and conclusive on Borrower absent demonstrable error.

(d)    Usury. Notwithstanding the forgoing or anything contained herein or in the Note to the contrary, in no event shall the amount of interest due or payable on the Loan exceed the maximum rate of interest allowed by applicable law. It is the express intent of the parties hereto that Borrower not pay, and Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by Borrower under applicable law. If any such payment is paid by Borrower or received by Lender, then such excess sum shall be credited as a prepayment of the Principal Balance (or promptly returned to Borrower if made as part of any final payment hereunder).

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2.4    Repayment of Loan.

(a)    Principal and Interest Payments. Except as may otherwise be accelerated or declared due pursuant to the terms of this Agreement, the Note and/or any of the other Loan Documents, Borrower shall not be obligated to make any payment of principal or interest until the Maturity Date.

(b)    No Prepayment. The Loan may not be prepaid, in whole or in part, prior to the Maturity Date.

(c)   Payment Method. Payments due under the Loan shall be made in U.S. currency. However, if any check or other instrument received by Lender as payment under the this Agreement or any of the other Loan Documents is returned to Lender unpaid, Lender may require that any or all subsequent payments due hereunder or thereunder be made in one or more of the following forms, as reasonably selected by Lender: (i) cash; (ii) money order; (iii) certified check, bank check, treasurer’s check or cashier’s check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; (iv) Electronic Funds Transfer (EFT); or (v) preauthorized Automated Clearinghouse (ACH) transaction.

(d)   Application of Payments. All payments received by Lender under the this Agreement or any of the other Loan Documents shall be applied: (i) first (1st) to the payment of any Loan Expenses (as defined below), if any; then (ii) second (2nd) to the payment of accrued and unpaid interest owed by Borrower to Lender; then (iii) third (3rd) to the payment of the Principal Balance.

2.5    Preparation Fees. Upon demand Borrower shall pay, or cause to be paid, to Lender, or reimburse Lender for, the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees, expended or incurred by or on behalf of Lender connection with the preparation, administration, or maintenance of this Agreement and the other Loan Documents (individually and collectively, the “Preparation Fees”); provided that, the parties acknowledge and agree that Borrower’s liability for the payment or reimbursement of the Preparation Fees will not exceed, and will be capped at, $50,000.

2.6    ROFR on Additional Debt. Notwithstanding anything contained herein to the contrary, with respect to any Debt (of any kind or amount) to be incurred in connection with the expansion/maintenance of Borrower’s business (including any expansion, acquisition, equipment and/or “cap ex” related Debt), the parties hereby acknowledge and agree that:

(a) Borrower shall provide the Lender with notice of, and the exclusive first right to finance, any such Debt during the term of the Loan; and

(b)    in the event that either: (i) Lender has not agreed to finance such Debt within thirty (30) days from the date of the foregoing notice; or (ii) Lender has agreed to finance such Debt but Borrower shall have received a bona fide offer from an unrelated, third-party, lender agreeing to extend such Debt on substantially more favorable material terms and Lender has not otherwise agreed to match such terms (in its sole discretion); Lender shall be deemed to have waived its option to finance such Debt pursuant to this Section 2.6.

2.7   Agreements Regarding Qualifying Financing. Notwithstanding anything contained herein to the contrary, Lender hereby agrees that, in connection with a Qualifying Financing, Lender agrees that it will subordinate its interests in and to the Collateral, and will cause SBC II to subordinate its interest in and to the SBC II Collateral, to the interests of the lender of the Qualified Financing (the “QF Lender”) subject to, and conditioned on, the following conditions precedent:

(a)  Lender, SBC II and QF Lender shall have negotiated and entered into a mutually agreed upon intercreditor/subordination agreement (or the like) with respect to the subordination of the Liens and interests of SBC II and Lender to the Liens of QF Lender in connection with the subject Qualifying Financing;

(b)  Lender shall have received evidence of the funding of the subject Qualifying Financing pursuant to its respective terms; and

(c)   Borrower shall have paid (or otherwise reimbursed) Lender for any and all Expenses incurred by (or otherwise on behalf of) Lender in connection with the foregoing.

Further, subject to the satisfaction of the foregoing conditions precedent and at any time and from time to time following the satisfaction of the same, Lender agrees that it will, at the the request of Borrower or the QF Lender (but at all times at the sole cost and expense of Borrower and with the same to be payable on demand), promptly execute and deliver, or cause to be executed and delivered, all such further documents and instruments and take all such further action as may be reasonably necessary or appropriate to subordinate the Liens and interests of SBC II and Lender to the Liens of QF Lender in connection with the subject Qualifying Financing.

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ARTICLE 3

CONDITIONS PRECEDENT.

The effectiveness of this Agreement, including Lender’s obligation to make any advance of the Loan or to otherwise consummate the transactions in this Agreement, is expressly subject to the fulfillment (as determined by Lender in its sole discretion), of each the following conditions:

3.1 Documentation. Lender shall have received all of the following, each dated and duly executed (where applicable) and in form and substance satisfactory to the Lender, in its sole discretion:

(a) Loan Documents. Duly executed copies of this Agreement, the Note, the Indemnification Agreement and each of the other Loan Documents.

(b)    Organizational Documents; Good Standing Certificates. Borrower shall have delivered to Lender certified copies of each of the following:

(i) each of the Organizational Documents of Borrower;

(ii)   a good standing certificate with respect to Borrower as issued by the State of Delaware (and each other jurisdiction in which the ownership of its assets and the nature and extent of the activities transacted by Borrower makes such qualification necessary, as determined by Lender); and

(iii) resolutions of Borrower authorizing the execution and delivery of this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

(c)    UCC Searches. Current UCC, federal and state Tax Lien and judgment searches, pending suit and litigation searches and bankruptcy court filings searches covering Borrower and disclosing no matters objectionable to the Lender.

(d)    Consents. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and Governmental Authority approvals (if any) required for the execution, delivery and performance by Borrower of the documents referred to in this Section 3.1 and each of the transactions contemplated hereby or thereby.

(e)    Additional Documents. Such other certificates, financial statements, agreements, and other documents which are provided for hereunder or which the Lender shall reasonably require.

3.2    Representations and Warranties: No Default; No Material Adverse Occurrence. As of the Closing Date:

(a)    all of Borrower’s representations and warranties set forth herein and in the other Loan Documents shall be true and correct as at such date with the same effect as though those representations and warranties had been made on that date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b)    Borrower shall be in compliance with all the terms and provisions set forth herein and in the other Loan Documents on its part to be observed or performed;

(c)    no Material Adverse Occurrence shall have occurred and be continuing; and

(d)    no Event of Default shall have occurred and be continuing.

3.3 Filings, Registrations and Recordings. Lender shall have received each document (including Uniform Commercial Code financing statements/amendments) required under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender a perfected Lien on the Collateral described herein, prior to any other Liens (subject only to Permitted Encumbrances, if any).

3.4 Preparation Fees. Borrower shall have paid, or otherwise reimbursed Lender for, all Preparation Fees incurred through (and including) the Closing Date.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES; COVENANTS

4.1   Representations and Warranties of Borrower. Borrower hereby represents and warrants to Lender as of the date hereof, the and the date of disbursement of the Loan, as follows:

(a)    Existence and Authority.

(i) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Borrower’s exact name is as indicated on the first page of this Agreement;

(ii)   During the immediately preceding five-year period Borrower has not operated its business under any other name (including any assumed name, “dba” name, or the like, whether registered or otherwise);

(iii) Borrower is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the ownership of its assets and the nature and extent of the activities transacted by Borrower makes such qualification necessary; and

(iv)   Borrower has all requisite company or other power and authority to conduct its activities as presently conducted, to own its assets and to perform its respective Obligations under this Agreement and other Loan Documents, as the case may be.

(b)   No Conflicts. The execution, delivery and performance of the Loan Documents by Borrower does not, and will not, contravene: (i) Borrower’s Organizational Documents; or (ii) any law or contractual restriction binding on, or otherwise affecting, Borrower or any of its assets, and does not result in, or require, the creation of any Lien (except as may be created under this Agreement or the other Loan Documents) upon or with respect to any of Borrower’s assets.

(c)    No Approval. Except as otherwise provided herein, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement or any other Loan Document.

(d)   Validity and Enforceability. This Agreement and each of the other Loan Documents has been duly authorized, executed and delivered by the Borrower, are valid and binding upon Borrower, and are enforceable in accordance with the respective provisions hereof and thereof, subject only to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditor’s rights.

(e)    Financial Information. All financial statements and other financial information submitted to Lender relating to Borrower and/or its assets (including the Collateral): (i) are true, complete and correct in all respects; (ii) have been prepared in accordance sound accounting principles consistently applied; (iii) fairly present the financial condition of Borrower; and (iv) do not contain any untrue statement of a material fact, or omit to state a fact material.

(f) Litigation. There is no pending or, to the best knowledge of Borrower, threatened action, suit, inquiry, investigation, or proceeding affecting, directly or indirectly, against Borrower before any court, Governmental Authority or arbitrator.

(g)   Securities Transaction. No proceeds of the Loan, or any advance thereof, will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(h)   Taxes. Borrower has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that the Borrower is contesting in good faith by appropriate legal proceedings and proper reserves therefor have been established on the books of Borrower.

(i) Title; Assets. Borrower has good, indefeasible and merchantable title to, and ownership of, the Collateral in the aggregate, free and clear of all Liens, claims, security interests and other encumbrances except for Permitted Encumbrances. Borrower owns, possesses, or otherwise has rights and assets necessary for the conduct of its business.

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(j) No Conflicting Agreements. Except with respect to the Consolidated Loan Documents, Borrower is not a party to any indenture, loan or credit agreement, or any other agreement or instrument (including company charters or other Organizational Documents) that is likely to have a material adverse effect on the ability of Borrower to perform its Obligations under the Loan Documents or that would restrict or otherwise limit the incurring of the Debt represented by the Loan Documents.

(k)   Compliance with Laws. Borrower is in material compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local Governmental Authorities binding upon or affecting the business, operation or assets of Borrower.

(l) Loan Documents. Borrower makes each of the representations and warranties contained in the other Loan Documents to which Borrower is a party operative and applicable for the benefit of Lender as if the same were set forth at length herein.

(m) General Representations and Warranties Regarding the Collateral. Without limiting the generality of any of the above representations and warranties, Borrower hereby represents and warrants to Lender as follows:

(i) Except as may be specially prohibited in connection with the Permitted Encumbrances, Borrower is duly authorized to grant, assign and transfer a security interest in and to, and Lien on, each and every item of its Collateral.

(ii)   Other than in favor of Lender (or which are to otherwise released pursuant to the terms hereof) no financing statement, mortgage, notice of judgment, or any similar instrument covering any of the Collateral: (A) has been filed in the State of Delaware; and (B) to the best knowledge of the Borrower, is on file in any other public office.

(iii) Borrower has good and valid rights in or the power to transfer it’s Collateral and is the exclusive owner of, and has good and marketable title to, such Collateral free of all Liens, encumbrances, security interests and interests of third parties whatsoever (except for Permitted Encumbrances).

(iv) Any Chattel Paper constituting Collateral evidences a perfected security interest in, and Lien on, the goods covered by them, free from all other encumbrances and security interests.

(v)   The Collateral Location represents all real Property owned or leased by the Borrower and all locations where the Collateral physically held by the Borrower is kept. Except for the Collateral Location, no Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee.

(vi) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for:

(A)   the grant by Borrower, or the perfection, of the security interest purported to be created hereby, in Borrower’s Collateral (or any portion thereof); or

(B)    the exercise by the Lender of any of its rights and remedies hereunder, except (as applicable):

(1)   for the filing under the UCC, all of which financing statements, filings and other recordings, as applicable, have been duly filed and are in full force and effect;

(2)   with respect to the perfection of the security interest created hereby in Intellectual Property, by recording a trademark, patent or copyright security agreement in the United States Patent and Trademark Office or United States Copyright Office, as applicable; and/or

(3)   the taking of any action that may be necessary to obtain control of Collateral to the extent such control is required under the UCC (including taking possession of all Chattel Paper and tangible Instruments constituting Collateral of Borrower).

(vii)   Borrower holds no Commercial Tort Claims and is not aware of any such pending claims.

(viii) None of Borrower’s Collateral constitutes, or is Proceeds of, Farm Products, Health-Care-Insurance Receivables, Certificated Securities, or Equipment where ownership of the same is evidenced by a Certificate of Title.

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(ix) This Agreement creates a valid security interest in and to, and Lien on, the Collateral of Borrower in favor of Lender and, when properly perfected by filing a financing statement in the appropriate jurisdictions, by possession or control of the Collateral by Lender and/or delivery of the Collateral to Lender (as applicable under the UCC), Lender shall have a valid, perfected, first-priority security interest in and to, and Lien on, all of Borrower’s Collateral subject only to Permitted Encumbrances.

(x)   If Borrower’s Inventory is represented or covered by Certificates of Title (or other Documents evidencing title), Borrower: (A) is the owner of the same, free of all encumbrances, security interests and other Liens (other than Lender’s security interest granted hereunder and/or under the other Loan Documents); and (B) unless otherwise consented to, in writing, by Lender Borrower has delivered the original copies of the same to the Lender.

(xi) All Borrower’s Collateral has been, or will be, acquired, and will at all times be used and held, by Borrower for the purpose of conducting Borrower’s business. In no event will Collateral be obtained by Borrower by incurring any obligation that would render the transactions contemplated by this Agreement or any Loan Document a consumer-goods transaction or consumer transaction.

(xii)   The exercise by the Lender of any of its rights and remedies hereunder (or any of the other Loan Documents) will not contravene any law or any contractual restriction binding on or otherwise affecting Borrower or any of its Property and will not result in, or require the creation of, any Lien upon or with respect to any of its Property (other than the Liens created hereunder and under the other Loan Documents).

(xiii) All contracts, agreements, Documents and other information of every kind or character, now or previously furnished by (or otherwise on behalf of) Borrower to Lender (or its agents) with respect to the Collateral (including without limitation with respect to the validity and/or Borrower’s use or ownership thereof) are true and accurate in every material respect as of the date such information was delivered or certified, and as of the date hereof, and none of such information is incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made.

(n)   Representations and Warranties Regarding Receivables and General Intangibles. Without limiting the generality of any of the above representations and warranties, Borrower hereby represents and warrants to Lender as follows:

(i) No material amount payable to Borrower under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to Lender.

(ii)   Neither the United States of America, nor any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, is an Account Debtor under any Receivable;

(iii) The names of the Account Debtors, amounts owing, due dates and other information with respect to the Receivables and Chattel Paper owned by Borrower are, and will be, correctly stated in all material respects in all records of Borrower relating thereto and in all invoices and reports with respect thereto furnished to Lender from time to time.

(iv) The amounts represented by Borrower to Lender from time to time as owing to Borrower in respect of the Receivables (to the extent such representations are required by any of the Loan Documents) will at all such times be accurate.

(v)   All Receivables and General Intangibles of Borrower are genuine, are in all respects what they purport to be, are not evidenced by a judgment, and (as applicable) represent undisputed, bona fide transactions completed or to be completed in accordance with the terms and conditions of any document related thereto. Borrower has no knowledge of any fact or circumstance which would impair the validity or collectability of any Receivable or General Intangible.

(vi) Except for such discounts or allowances allowed by Borrower in the ordinary course of its business for prompt payment, there are no setoffs, claims or disputes existing or asserted with respect to any Receivables and Borrower has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom.

(o)   Representations and Warranties Regarding Intellectual Property. Without limiting the generality of any of the above representations and warranties, Borrower hereby represents and warrants to Lender as follows:

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(i) Borrower owns and possesses (or otherwise has a valid and enforceable license or other right to use) all Intellectual Property as is necessary for the conduct of the businesses of Borrower as presently conducted, without any infringement upon Intellectual Property rights of others which could reasonably be expected to result in a Material Adverse Occurrence.

(ii)   All material Intellectual Property (including any and all pending applications for registration of Intellectual Property) owned by Borrower is valid, subsisting, unexpired and enforceable and has not been abandoned and, to the best of Borrower’s knowledge (after due inquiry), does not infringe the intellectual property rights of any other Person except for such infringements that could not reasonably result in a Material Adverse Occurrence.

(iii) None of the Intellectual Property of Borrower is the subject of any licensing or franchise agreement pursuant to which Borrower is the licensor or franchisor except for those which, if otherwise terminated, would not (and would not be reasonably expected to) result in a Material Adverse Occurrence.

(iv) No holding, decision or judgment has been rendered by any Governmental Authority against any Borrower which limits, cancels or questions the validity of, Borrower’s ownership interest in its Intellectual Property (or any portion thereof) in any material respect.

(v)   No action or proceeding is pending or, to the best knowledge of Borrower (after due inquiry) threatened: (i) seeking to limit, cancel or question the validity of, or Borrower’s ownership interest in, the Intellectual Property owned by any Borrower (or any portion thereof); and/or (ii) which, if adversely determined, would materially and adversely affect the value of Borrower’s Intellectual Property (or any portion thereof).

(vi) To Borrower’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the ownership or enforcements rights or interests of Borrower to the Intellectual Property owned by Borrower that is material to Borrower’s business or has breached or is breaching any duty or obligation owed to Borrower in respect of the Intellectual Property owned by Borrower that is material to Borrower’s business.

(vii)   All contracts, agreements, Documents and other information of every kind or character, now or previously furnished by (or otherwise on behalf of) Borrower to Lender (or its agents) with respect to the Intellectual Property of Borrower (including without limitation with respect to the validity and/or Borrower’s use or ownership thereof) are true and accurate in every material respect as of the date such information was delivered or certified, and as of the date hereof, and none of such information is incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made.

(p)   Representations and Warranties Regarding Consolidated Loan Documents. Without limiting the generality of any of the above representations and warranties, Borrower hereby represents and warrants to Lender as follows:

(i) true, correct and complete copies of each of the Consolidated Loan Documents have been previously delivered to Lender;

(ii)   none of the Consolidated Loan Documents have been amended, modified restated or replaced from the originally executed forms of the same (i.e. as executed on May 30, 2017), or otherwise from the copies of the same previously delivered to Lender;

(iii) each of the Consolidated Loan Documents remains in full force and effect, as of the date hereof; and

(iv) except for the Liens in and to the cash assets expressly identified in the copies of the Consolidated Loan Documents delivered to Lender (such Liens, the “Consolidated Cash Liens”), no other Liens or other interest in or to the Collateral (or any portion thereof) have been granted to Consolidate (or any of its agents or Affiliates) or otherwise granted by (or on behalf) of Borrower in connection with the transactions contemplated by the Consolidated Loan Documents.

4.2   Covenants of Borrower. At all times prior to the Maturity Date (and thereafter for so long as any amounts are due or owing to Lender hereunder), Borrower hereby agrees and covenants as follows:

(a)    Existence. Borrower will cause to be done all things necessary to preserve and keep in full force and effect the existence of Borrower as a corporation in good standing in the state of Delaware. Further, Borrower will not change its name, or jurisdiction, without at least thirty (30) days prior written notice to Lender.

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(b)   Compliance with Laws. Borrower shall comply (or cause compliance) with all applicable present and future laws, rules, ordinances, regulations and orders including, without limitation, laws, rules, ordinances, regulations and orders regarding the operation, licensure and maintenance of Borrower’s business activities.

(c)    Payment of Taxes and Other Claims. Borrower shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all Charges levied or imposed upon Borrower or upon the income, profits or Property of Borrower, if any; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of Borrower; provided, however, that Borrower shall not be required to pay or discharge or cause to be paid or discharged any such Charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings to the extent adequate reserves have been established on the books of Borrower are acceptable to Lender.

(d)   Reporting Requirements. Borrower shall keep true books of record and account in which full, true and correct entries in accordance sound accounting principles consistently applied will be made of all dealings or transactions in relation to its business and activities.

(e)    Maintain Existence, Merger, etc. Borrower shall not (without the prior written consent of Lender which may be granted or withheld in its discretion):

(i) dissolve, liquidate or otherwise amend its Organizational Documents; or

(ii)   except as specifically permitted by this Agreement, convey, transfer, lease or otherwise dispose of any Collateral, any other assets of Borrower, and/or any option to acquire one or more of the foregoing (in each case whether now owned or hereafter acquired) to any Person; or

(iii) convey, transfer, lease or otherwise dispose of (in a single transaction or series of related transactions) all or substantially all (being 10% or more of the fair market value) of the Property of Borrower, whether now owned or hereafter acquired, to any Person; or

(iv) purchase, lease or otherwise acquire all or substantially all of the assets or Properties of, or acquire any capital stock, equity interests, Debt or other securities of any Person, or enter into any joint venture or become a partner in any partnership; or

(v)    merge or consolidate with any Person.

(f) Debt. Borrower shall not, without the prior written consent of Lender (which may be withheld in its sole discretion):

(i) incur, create, assume, become or be liable in any manner with respect to or permit to exist, any Debt, obligations or indebtedness, except for: (A) trade Debt classified as short term (in accordance with sound accounting principles consistently applied) and incurred in the ordinary course of business; (B) Debt which is (and solely to the extent) specifically provided for in an Approved Budget; (C) Debt in favor of Lender (or any of its Affiliates); and (D) such other Debt as may otherwise be made known (in writing) to, and consented to (in writing) by, Lender (in its sole discretion); or

(ii)   make any prepayments of Debt (except as permitted hereunder) or enter into or modify any agreement pursuant to which the terms of payment of any Debt are amended or modified.

(g)   Guaranties. Borrower shall not guaranty, endorse or otherwise in any way directly, indirectly or contingently become liable for the obligations or liabilities of any other Person, except for guaranties and endorsements of negotiable instruments for collection in the ordinary course of business.

(h)   No Distributions. Borrower shall not, without the prior written consent of Lender (which may be withheld in its sole discretion), make any Distribution.

(i) No Impairment of Rights. Borrower shall not, in any manner, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any of the other Loan Documents, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Lender hereunder and thereunder.

(j) Reporting.

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(i) Borrower will, no less frequently then daily, deliver to Lender (or otherwise provide Lender with access to) an internally prepared daily cash report (each a “DCR”) showing all inflows of cash to, and outflows of cash by Borrower. Each such DCR shall be: (A) in reasonable detail an in a form mutually acceptable to the Lender and Borrower; and (B) prepared in accordance with sound accounting principles consistently applied. In addition to and not in lieu of the foregoing Borrower shall, to the extent (and for so long as) required by Lender, provide Lender with “read only” access to any/all bank accounts of Borrower.

(ii)   Promptly when available, and in any event within five (5) days after the end of each calendar month (commencing with the calendar month ending July 31, 2019), deliver to Lender an internally prepared operating budget (each a “Budget”). Each such Budget shall be:

(A)  in reasonable detail an in a form acceptable to the Lender (in its reasonable discretion); (B) contain, at a minimum, a detailed statement of all material costs and expenses expected to be incurred in connection with the ownership and/or operation of Borrower’s business for the immediately following calendar month; (C) prepared in accordance with sound accounting principles consistently applied; and (D) accompanied by all supporting schedules/exhibits.

(iii) Borrower shall, as soon as available and in any event not later than the fifteenth (15th) of each month during the term of this Agreement, deliver to Lender internally prepared financial statements of Borrower for the immediately preceding trailing twelve (12) month period. Each such financial statements shall be: (A) in reasonable detail an in a form acceptable to the Lender (in its reasonable discretion); (B) contain, at a minimum, income and expense statements, a balance sheet and a statement of shareholders’ equity and cash flows; (C) prepared in accordance with sound accounting principles consistently applied; (D) accompanied by all supporting schedules/exhibits; and (E) certified by Borrower as true, correct and complete and as fairly and accurately presenting the information contained therein.

(iv) Within ten (10) days of filing and no later than the annual due date (subject to properly filed extensions, copies of which will be delivered to Lender), copies of the filed federal and state income tax returns of Borrower, together with all supporting schedules and exhibits.

(k)   Liens. Borrower shall at all times keep good and marketable title to the Collateral and shall not create, incur, assume or suffer to exist any Lien on or against the Collateral (or any portion thereof) other than Permitted Encumbrances.

(l) General Collateral Related Covenants. Without limiting the generality of any of the above covenants and agreements, Borrower hereby covenants and agrees as follows (to the extent applicable):

(i) Borrower shall notify Lender, in writing, at least thirty (30) days in advance of:

(A)    any change whatsoever in the legal name of Borrower;

(B)    the adoption of any new names (e.g. assumed names, “dba” names, or the like, whether registered or otherwise) under which such Borrower intends to do business;

(C)    any change whatsoever in the state or jurisdiction in which Borrower is organized or formed;

(D)   any change in the principal office of Borrower (including any new addresses at which, or from which, Borrower intends to do business or to keep Collateral of any kind) and/or any other subsequently approved Collateral Location.

(ii)   Borrower shall, in any event, keep all tangible Collateral in its possession within one or more of the Collateral Locations.

(iii) Borrower shall:

(A)   maintain the Collateral and every part thereof in good condition and repair and not permit its value to be impaired (excepting only reasonable wear and tear);

(B)    not pledge, assign, transfer, create or permit to exist any tax Liens and other Liens, encumbrances and security interests on any part of the Collateral (or any portion thereof) other than Permitted Encumbrances, and Borrower shall not enter into any agreement doing the same;

(C)    use its best efforts to defend the Collateral against all Liens (other than those in favor of Lender) and other claims and legal proceedings instituted by, or otherwise on behalf of, Persons other than Lender;

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(D)   pay and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its Collateral, including any taxes (excluding income taxes of Lender) payable or ruled payable by federal or state authority in respect of this Agreement or the other Loan Documents, together with interest and penalties, if any; provided however, that Borrower shall be allowed to contest the same in good faith so long as: (1) Borrower maintains adequate reserves therefor; (2) Borrower gives Lender notice thereof; (3) Borrower will not be adversely affected thereby; and (4) as to Collateral consisting of Instruments and Chattel Paper, preserve rights in such Collateral against prior parties.

(iv)  Borrower shall not:

(A)   lease, sell or transfer the Collateral or any part thereof from the Collateral Locations, or otherwise dispose of it or permit it to become a fixture or accession to other goods or Property, without the prior written approval of Lender, except for sales/leases/transfers of Inventory or other Collateral in the ordinary course of business; or

(B)    permit the Collateral (or any portion thereof) to be used in violation of any applicable laws, regulations, or policy of insurance.

(v)   Borrower shall pay all expenses and, upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish priority of, perfect, continue perfection, terminate or enforce Lender’s interests in the Collateral or rights under this Agreement and the other Loan Documents.

(vi) Borrower acknowledges and covenants that all Chattel Paper, Instruments, Securities drafts, notes, acceptances, and other Documents which constitute Collateral shall be on forms satisfactory to Lender (in its reasonable discretion). Borrower shall promptly mark all such forms of the Collateral to indicate conspicuously Lender’s security interest and Lien thereon and immediately deliver them to Lender together with the relevant instruments of transfer.

(vii)   Borrower shall, at its principal address identified above, keep and maintain materially complete, accurate and proper books and records with respect to its Collateral in such detail and form as Lender reasonably requires and in accordance with sound accounting principles consistently applied.

(viii) Borrower shall notify Lender within five (5) Business Days after Borrower shall acquire any Collateral covered by a Certificate of Title (including any vehicles). With respect to such newly acquired Collateral, the Certificates of Title relating to such Collateral and appropriate financing statements if required by applicable law shall be duly completed by Borrower and forwarded to Lender to enable Lender to perfect its security interest in and Lien on such Collateral.

(ix) If any Collateral is, or becomes, a promissory note or other physical Instrument, Borrower shall promptly notify Lender thereof and take such action as Lender may reasonably request, including providing related information, certificates and documents, and promptly delivering to Lender the sole original document or, if applicable, certificate, and all counterpart originals, evidencing such Collateral following its execution and/or delivery to such Borrower, with whatever endorsements of such Borrower as Lender may require.

(x)   Borrower shall immediately notify Lender if it acquires any Capital Securities of any Person. Further, if any Collateral is, or becomes, a Certificated Security (or is otherwise evidenced by a physical certificate), Borrower shall promptly: (A) notify Lender thereof; (B) deliver the original Certificated Security (or other physical certificate evidencing such Collateral), to Lender; and (C) cause such Certificated Security (or other physical certificate evidencing such Collateral) to be pledged (in a manner acceptable to Lender, in its sole discretion) to the Lender.

(m) Covenants Regarding Intellectual Property. Without limiting the generality of any of the above representations and warranties, Borrower hereby covenants as follows (to the extent applicable):

(i) Borrower will: (A) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use;

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(B) maintain as in the past the quality of products and services offered under such Trademark; (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law; (D) not (and not permit any licensee or sublicensee to) adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless Lender shall obtain a perfected security interest in such mark, and (E) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material way.

(ii)   Borrower will not (and not permit any licensee or sublicensee to) do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.

(iii) Borrower (either itself or through licensees): (A) will employ each Copyright material to its business; (B) will not (and will not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired; and (C) will not (and will not permit any licensee or sublicensee to) do any act whereby any material portion of such Copyrights may fall into the public domain.

(iv) Borrower will not (and will not permit any licensee or sublicensee to) do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(v)   Borrower will notify Lender immediately if it knows, or has reason to know, that any application or registration relating to any of its Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, Borrower’s ownership of, or the validity of, any material Intellectual Property or Borrower’s right to register the same or to own and maintain the same

(vi) Whenever Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, Borrower shall promptly report such filing to Lender. Upon the request of Lender, Borrower shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may request to evidence Lender’s security interest in any Copyright, Patent or Trademark and the goodwill and General Intangibles of Borrower relating thereto or represented thereby.

(vii)   Borrower will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) for, and to maintain each registration of, all material Intellectual Property of Borrower.

(viii) In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party, Borrower shall: (A) take such actions as Lender shall reasonably deem appropriate under the circumstances to protect such Intellectual Property; and

(B) if such Intellectual Property is of material economic value, promptly notify Lender after it learns thereof and, to the extent, in its reasonable judgment, Lender determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(n)   Lender’s Consent Rights. Notwithstanding anything in Borrower’s Organizational Documents to the contrary, and in addition to all other rights of Lender hereunder and under the other Loan Documents, Borrower hereby acknowledges and agrees that for so long as the Loan (or any other Obligations) remains outstanding, the Lender shall have the following the right to consent (in its sole and absolute discretion) to each of the following and Borrower hereby covenants to take any and all actions necessary to ensure the same:

(i) any material amendment or change to the Organizational Documents (or any of them) of Borrower;

(ii)   any material change in the nature of Borrower’s business that may adversely affect its current or future profitability;

(iii) any material increase in the salary or other compensation of any employee or executive officer of Borrower, other than such annual or other periodic increases that are made consistent with past practice;

(iv) to the extent not other otherwise expressly provided for in a Budget which has been approved by Lender (in its sole discretion; each an “Approved Budget”), any individual agreement or other transaction that would result in Borrower being liable (directly or indirectly) for any sum in excess of Two Thousand Dollars ($2,000); and/or

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(v)   any modification to any previously Approved Budget (including any reallocation of any line items within such Approved Budget).

(o)   Use of Proceeds. Unless otherwise consented to (in writing) by Lender (in its sole discretion), Borrower shall use the proceeds of the Loan (and each advance thereof) solely for purchasing, or otherwise funding the purchase of, ATMs (of substantially the same type as the ATMs held and used by Borrower as off the date hereof) and/or funding of the cash and digital currency inventories of the ATMSs held and used by Borrower.

(p)   Consolidated Loan Documents. Borrower shall not, without the prior written consent of Lender (which may be withheld in its sole discretion):

(i) agree to, or otherwise permit, any amendment, modification restatement or replacement of the Consolidated Loan Documents, or any of them; or

(ii)   grant, agree to, or otherwise permit, any Lien to Consolidated, or otherwise in connection with or with respect to the Consolidated Loan Documents, or any of them, except for the Consolidated Cash Liens.

ARTICLE 5

COLLATERAL

5.1    Grant of Security Interest. To secure the prompt payment of Borrower’s Obligations and the prompt, full and faithful performance by Borrower of all of the provisions to be kept, observed or performed by Borrower under this Agreement and/or the other Loan Documents, Borrower does hereby GRANT, ASSIGN AND TRANSFER to the Lender a first priority security interest in and to, and a Lien on, all Property, wherever located, whether real or personal, now owned or existing or at any time hereafter arising or acquired by (or on behalf of) Borrower or in which Borrower now has, or at any time in the future may acquire, any right, title or interest (all of the foregoing, individually and collectively, the “Collateral”), including without limitation:

(a)   All Accounts, Chattel Paper, Certificate(s) of Title, Certificated Securities, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Leases, Letter- of-Credit Rights, Money, Payment Intangibles, Securities, Software, Supporting Obligations, and Tangible Chattel Paper;

(b)   all Intellectual Property;

(c)    all Investment Property;

(d)   all Receivables;

(e)    all Proceeds (including insurance Proceeds) and products of any of the foregoing;

(f) all collateral security and guaranties given by any Person with respect to any of the foregoing; and

(g)   all Documents, books and records pertaining to any of the foregoing.

5.2    Books and Records. Borrower shall make appropriate entries upon its financial statements and books and records disclosing Lender’s security interest in the Collateral.

5.3 Perfection of Security Interests; Further Assurances.

(a)   Borrower hereby authorizes Lender, at any time and from time to time (and at the expense of Borrower), to file all such financing statements, continuation statements, and/or amendments thereto as deemed necessary by Lender (in its discretion) to perfect its security interest in, and Lien on, the Collateral and to describe the Collateral as “all assets” of Borrower (or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any such financing statement, continuation statement, or amendment). Borrower also hereby agrees to furnish Lender (promptly upon demand and at Borrower’s sole cost) any and all information Lender may need in connection with the filing of any of the foregoing UCC filings and hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower’s true and lawful attorney and agent-in-fact to file and/or sign the same in the name of Borrower.

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(b)  Borrower will at its expense, at any time and from time to time, promptly execute and/or deliver (as applicable) all further instruments and documents, and take all further action that may be necessary or desirable (as determined by Lender) or that the Lender may reasonably request in order to:

(i) perfect and/or protect the Liens or other interests interest (or any of them) purported to be created in favor of Lender in and to the Collateral (or any portion thereof);

(ii)   enable the Lender to preserve the full benefits of this Agreement and the other Loan Document;

(iii)   enable the Lender to exercise and/or enforce any of its Liens, rights or remedies with respect to the Collateral (or any portion thereof) provided hereunder or under any of the other Loan Documents, pursuant to the UCC, or otherwise available under law or in equity; and/or

(iv) otherwise effect the purposes of this Agreement and the other Loan Documents; including, without limitation:

(A)   marking conspicuously all Chattel Paper and any other applicable Collateral and, at the request of the Lender each of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to the Lender, indicating that such Chattel Paper or other applicable Collateral is subject to the security interest created hereby;

(B)   if any Receivable or other amount payable under or in connection with the Collateral shall be or become evidenced by promissory notes or other Instruments, Certificated Securities or Chattel Paper, delivering and pledging to the Lender hereunder the same, duly endorsed and accompanied by executed instruments of transfer or assignment (all in form and substance satisfactory to the Lender, in its sole discretion);

(C)   filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Lender may request in order to perfect and preserve the security interest purported to be created hereby;

(D)   furnishing to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request (all in reasonable detail);

(E)   if any Collateral shall be in the possession of a third party, notifying such Person of the Lender’s security interest created hereby and obtaining a written acknowledgment from such Person that such Person holds possession of the Collateral for the benefit of the Lender, which such written acknowledgement shall be in form and substance satisfactory to the Lender, or requiring Borrower and such Person to enter into a collateral access agreement or similar agreement with the Lender covering the Collateral;

(F)   upon the acquisition after the date hereof by Borrower of any Equipment or other Collateral subject to a certificate of title or ownership immediately notifying the Lender of such acquisition, setting forth a description of the Equipment or other Collateral acquired and a good faith estimate of the current value of such Equipment or other Collateral, and immediately causing the Lender to be listed as the lienholder on such certificate of title or ownership and delivering evidence of the same to the Lender;

(G)   entering into control agreements (each in form and substance acceptable to Lender, in its discretion) granting Lender control of any deposit or other account held at a financial institution, and

(H)    taking all other actions required by the UCC or other applicable law.

5.4    Inspection of Collateral. Lender (or its agents or representatives) shall have the right, at reasonable times and intervals to inspect the Collateral and all related records (and the premises upon which it is located) and to verify the amount and condition of or any other matter relating to the Collateral. All reasonable costs, fees and expenses incurred by Lender, or for which Lender has become obligated, in connection with such inspection and/or verification shall constitute part of Borrower’s Obligations, payable by Borrower to Lender on demand.

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5.5    First Lien and Locations of Collateral. Borrower warrants and represents to and covenants with Lender that: (a) as of the Closing Date and except for Permitted Encumbrances, Lender’s security interest in the Collateral is now, and at all times hereafter, shall be perfected and have a first priority; (b) as of the Closing Date, Borrower’s sole office, chief executive office and place of business is at the address first identified above; and (c) Borrower keeps the Collateral (consisting of personal Property and books and records concerning the Collateral) solely at said chief executive office and Borrower shall not remove such books and records and/or the Collateral therefrom and shall not keep any of such books and records and/or the Collateral at any other office or location without the prior written consent of Lender. Borrower shall notify Lender of Borrower’s opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the continental United States of America. There are no Liens on the Collateral other than the Permitted Encumbrances.

5.6    Application of Proceeds of Collateral. After the occurrence of an Event of Default, Lender, at any time or times in its sole and absolute discretion, may take control of, in any manner, and may endorse any applicable Borrower’s name, as appropriate, to any of the items of payment or Proceeds and, pursuant to the provisions of this Agreement, Lender may, in its sole and absolute discretion, apply the same to and on account of Borrower’s Obligations. For the purposes of this Section, each Borrower, irrevocably, hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact with power, without notice to such Borrower, to take any such actions.

5.7    Third Party Collateral Claims. After the occurrence of an Event of Default, Lender, in its sole and absolute discretion, without waiving or releasing any Event of Default or obligation, liability, or duty of Borrower under this Agreement or the other Loan Documents, may at any time or times hereafter, but shall be under no obligation to, pay, acquire and/or accept an assignment of any security interest, Lien, encumbrance, or claim asserted by any Person against the Collateral. All sums paid by Lender, in respect thereof and all reasonable costs, fees and expenses, including reasonable attorney’s fees, court costs, expenses and other charges relating thereto that are incurred by Lender, on account thereof shall be part of Borrower’s Obligations and payable by Borrower to Lender on demand.

5.8    No Custom or Waiver. No authorization given by Lender pursuant to this Agreement or the other Loan Documents to sell any specified portion of Collateral or any items thereof and no waiver by Lender in connection therewith shall establish a custom or constitute a waiver of the limitation contained in this Agreement against such sales with respect to any portion of the Collateral or any item thereof not covered by said authorization.

5.9    Borrower Remains Liable. Notwithstanding anything to the contrary herein, Borrower hereby acknowledges and agrees that: (a) Borrower shall remain liable under any contracts, agreements and other documents of Borrower included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Lender of any of the rights hereunder shall not release Borrower from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral; and (c) the Lender shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of Borrower (or any other Person) thereunder or to take any action to collect or enforce any such contract, agreement, or other document included in the Collateral hereunder.

5.10  Release. Borrower releases Lender from any and all causes of action, claims or rights which Borrower may now or hereafter have for, or which may arise from, any loss or damage caused by or resulting from: (a) any failure of Lender to protect, enforce or collect in whole or in part any of the Collateral; (b) Lender’s notification to any Person of Lender’s security interest in the Collateral; (c) Lender’s directing any Person to pay any sums owing to Borrower directly to Lender in accordance with the terms thereof; and (d) any other act or omission to act on the part of Lender, its officers, agents or employees, except in each instance for willful misconduct and gross negligence.

ARTICLE 6

DEFAULTS AND REMEDIES.

6.1   Event of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Agreement and the other Loan Documents:

(a)   Payments. Failure by Borrower to make: (i) any payment of principal or interest hereunder or under the Note when due, or (ii) any other payment under the Loan Documents within five (5) days of the date when due or, if no date is stated, five (5) days after demand (or such shorter period as may be expressly provided for herein or therein); provided, however, it shall in all events be an Event of Default if all principal and interest due hereunder or under the Note is not paid on the Maturity Date.

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(b)   Covenants.

(i) Failure by Borrower to perform timely satisfy its covenants under Section Error! Reference source not found. above; and/or

(ii)   Failure by Borrower to perform or cause to be performed any other Obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower contained in this Agreement or any of the other Loan Documents and not specifically referred to elsewhere in this Section 6.1; provided however, that if such failure by its nature can be cured, then so long as the continued validity and enforceability of the Liens created by this Agreement or any of the other Loan Documents and the value of the Collateral is not impaired, threatened or jeopardized, then Borrower shall have a period (“Cure Period”) of thirty (30) days after Borrower obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period (provided however, such period shall be limited to ten (10) days if such failure can be cured by the payment of money), provided further that if such failure cannot be cured by the payment of money and Borrower commences to cure such non-monetary failure during the Cure Period and is diligently and in good faith attempting to affect such cure, the Cure Period shall be extended for such non-monetary failure for thirty (30) additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate.

(c)   Representations and Warranties. The existence of any material inaccuracy or untruth in any representation or warranty contained in this Agreement or any other Loan Documents, or of any statement or certification as to facts delivered to Lender by or on behalf of Borrower.

(d)  Bankruptcy Proceedings, Etc. Borrower, or any successor or permitted assign of Borrower, shall:

(i) file a voluntary petition in bankruptcy or an arrangement or reorganization under any federal or state bankruptcy, insolvency or debtor relief law or statute (hereinafter referred to as a “Bankruptcy Proceeding”);

(ii)   file any answer in any Bankruptcy Proceeding or any other action or proceeding admitting insolvency or inability to pay his, her or its Debts;

(iii) fail to oppose, or fail to obtain a vacation or stay of, any involuntary Bankruptcy Proceeding within sixty (60) days after the filing thereof;

(iv) solicit or cause to be solicited petitioning creditors for any involuntary Bankruptcy Proceeding against Borrower;

(v)   be granted a decree or order for relief, or be adjudicated a bankrupt or declared insolvent in any Bankruptcy Proceeding, whether voluntary or involuntary;

(vi) have a trustee or receiver appointed for or have any court take jurisdiction of its Property, or the major part thereof, or all of any portion of the Collateral, in any voluntary or involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and, with respect to an involuntary proceeding only, such trustee or receiver is not discharged or such jurisdiction is not relinquished, vacated or stayed on appeal or otherwise, within sixty (60) days after the commencement thereof;

(vii)    make an assignment for the benefit of creditors;

(viii) consent to any appointment of a receiver or trustee or liquidator of all of its Property, or the major part thereof, or all or any portion of the Collateral; or

(ix) have an attachment or execution levied with respect to, or other judicial seizure be effected for, all or substantially all of its assets or all or any portion of the Collateral, or the placing of any attachment, levy of execution, charging order, or other judicial seizure on the interest of the parent of Borrower.

(e)   Orders. The entry of any order enjoining or otherwise preventing or declaring invalid or unlawful the construction, occupancy, maintenance, operation or use of the Collateral, or any portion thereof, in the manner required by the terms of this Agreement, or of any proceedings which could or might affect the validity or priority of the Lien of this Agreement or any of the other security for the Loan.

(f)    Other Default. The occurrence of any default (after expiration of any notice or cure period, if any) under any of the other Loan Documents.

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(g)  Cross-Default. The: (i) occurrence of any “default” of “event of default” under any of the Consolidated Loan Documents, and the continuance of the same beyond the expiration of all applicable notice and/or cure periods, if any; and/or (ii) commencement or occurrence of any litigation, contest, suit or other action (whether or not a formal claim has been made) by, or otherwise on behalf of, Consolidated with respect to the Consolidated Cash Liens and/or to any other enforcement of its rights under the Consolidated Loan Documents (or any of them).

6.2   Remedies. Upon the occurrence of any Event of Default, Lender, in addition to availing itself of any remedies conferred upon it at law or in equity and by the terms of the Note and the other Loan Documents, may pursue any one or more of the following remedies first, concurrently or successively with each other and with any other available remedies, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

(a)   Acceleration. If an Event of Default has occurred and is continuing, Lender shall have the option, without demand or notice, to declare the unpaid Principal Balance, together with all then accrued interest, if any, and all other sums owed hereunder and under the other Loan Documents, at once due and payable to the extent permitted by law, and to exercise any and all other rights and remedies available at law or in equity. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default described in Section 6.1(d) or Section 6.1(e) above all outstanding Obligations (including, for the avoidance of doubt all outstanding principal and accrued and unpaid interest under the Note) shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b)   Collateral Remedies.

(i) Rights of Secured Creditor. Upon an Event of Default, Lender, in its sole and absolute discretion, may:

(A)   exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor;

(B)   enter, with or without process of law and without breach of the peace, any premises where the Collateral or the books and records of Borrower related thereto is or may be located, and without charge or liability to Lender therefor seize and remove the Collateral (and copies of Borrower’s books and records in any way relating to the Collateral) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Collateral, and Borrower hereby grants Lender a security interest in said books and records for the purpose above stated; and

(C)   sell or otherwise dispose of the Collateral at public or private sale for cash or credit, provided, however, that Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by Lender.

Lender may dispose of the Collateral in its then existing condition, without obligation to repair or clean and the same shall not affect the commercial reasonableness of the disposition. Lender’s compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral shall not be considered to adversely affect the commercial reasonableness of any disposition of Collateral. Lender may specifically disclaim any warranty relating to title, possession, quiet enjoyment or the like.

(ii)   Assembly of Collateral. Upon an Event of Default and demand by Lender, Borrower shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and Borrower.

(iii) Notice of Collateral Disposition. Any notice required to be given by Lender of a sale, lease or other disposition of the Collateral or any other intended action by Lender, deposited in the United States mail, postage prepaid and duly sent to Borrower pursuant to the terms hereof not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

(iv) Matters Regarding Sale of Collateral. Upon an Event of Default, Borrower agrees that Lender may, if Lender deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Lender has no obligation to preserve rights against prior parties to the Collateral. Further, Borrower waives and release any cause of action and claim against Lender as a result of Lender’s possession, collection or sale of the Collateral, any liability or penalty for failure of Lender to comply with any requirement imposed on Lender relating to notice of sale, holding of sale, or reporting of sale of the Collateral, and any right of redemption from such sale; provided, however, nothing in this Paragraph shall be deemed a waiver of any cause of action or claim against Lender and as a result of Lender’s failure to dispose of the Collateral in a commercially reasonable manner.

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(c)   Remedies Cumulative. The remedies of Lender, as provided herein shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

(d)  Injunctive Relief. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of its covenants (including those in this Section 6.2) or other Obligations under the Loan Documents, no remedy of law will provide adequate relief to Lender, and agrees that Lender shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages or the posting of bond, surety or other security.

ARTICLE 7

MISCELLANEOUS

7.1 Time of the Essence. Time is of the essence with regard to the performance of the Obligations of Borrower in this Agreement and the other Loan Documents and each and every term, covenant and condition herein by, or applicable to, Borrower herein or therein.

7.2 Notice. All notices, requests and demands hereunder shall be in writing and: (a) made to a party at the address identified above, or to such other address as a party may designate by written notice to the other parties in accordance with this provision, and (b) deemed to have been given or made: (i) if delivered in person, immediately upon delivery, (ii) if by nationally recognized overnight courier service with all delivery fees prepaid and with instructions to deliver the next Business Day, one (1) Business Day after sending, or (iii) if by certified mail, with all postage fees paid and return receipt requested, three (3) Business Days after mailing. A written notice shall also be deemed received on the date delivery shall have been refused at the address required by this Agreement.

7.3 Expenses. Borrower agrees to pay, upon Lender’s demand therefor, any and all costs, fees and expenses (including reasonable attorneys’ fees, costs and expenses; individually and collectively, the “Loan Expenses”) incurred by, or on behalf of, Lender: (a) in enforcing any of Lender’s rights hereunder or under any of the other Loan Documents; and (b) in representing Lender in any litigation, contest, suit or dispute or to commence, defend or intervene or to take any action with respect to any litigation, contest, suit or dispute (whether instituted by Lender, Borrower or any other Person) in any way relating to this Agreement, any of the other Loan Documents, or the Obligations of Borrower hereunder or thereunder, and to the extent such Loan Expenses are not paid the same shall become part of Borrower’s Obligations to Lender and shall accrue interest at the Default Rate from the date incurred until paid.

7.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any term or provision of this Agreement that is invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation. In the event that any clause, term, or condition of this Agreement shall be held invalid or contrary to law: (a) this Agreement shall remain in full force and effect as to all other clauses, terms, and conditions; (b) the subject clause, term, or condition shall be revised to the minimum extent necessary to render the modified provision valid, legal and enforceable; and (c) the remaining provisions of this Agreement shall be amended to the minimum extent necessary so as to render the Agreement as a whole most nearly consistent with the parties’ intentions in light of the modification or removal of the invalid or illegal provision.

7.5 Borrower Not Released. No delay or omission of Lender to exercise any of its rights and remedies under this Agreement shall constitute a waiver of the right of Lender to exercise such rights and remedies. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

7.6 Entire Agreement; Conflict. This Agreement and the other Loan Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. In the event of any inconsistency between the provisions of this Agreement and those of the other Loan Documents (other than the Note), the provisions of this Agreement will govern and control. In the event of any inconsistency between the provisions of this Agreement and those of the Note, the provisions of the Note will govern and control.

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7.7 Amendments. No waiver, amendment or modification of any provisions of this Agreement or any of the other Loan Documents shall be effective unless in writing and signed by a duly authorized representative of the party against whom such waiver, amendment or modification is sought to be enforced.

7.8 Assignment; Successors and Assigns. This Agreement may be sold, assigned or otherwise transferred by Lender without the consent of Borrower. This Agreement may not be assigned or otherwise transferred by the Borrower without the prior written consent of the Lender. All of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the respective executors, administrators, legal representatives, successors and permitted assigns of each of the parties hereto.

7.9 Caption Headings. The captions and headings of the various Sections of this Agreement are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable. Any use of the term “including” herein shall mean including without limitation, or including but not limited to, and shall not be deemed to create an exclusive reference.

7.10    Waiver. Except for such notices as may be expressly required under applicable law, Borrower hereby waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Agreement and/or any of the other Loan Documents, and assents to any extension or postponement of the time of payment or any other indulgence.

7.11    Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in the Loan Documents shall be true at the time of Borrower’s execution of the Loan Documents and shall be deemed to be remade as of the date of each disbursement of proceeds.

7.12    No Impairment by Termination. Except to the extent provided to the contrary in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of the Loan Documents shall in any way affect or impair the powers, obligations, duties, rights and liabilities of Borrower in any way or respect relating to: (a) any transaction or event occurring prior to such termination or cancellation; (b) the Collateral; and/or (c) any of the undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation.

7.13    Reinstatement. Notwithstanding anything to the contrary contained herein, if at any time after the termination of this Agreement and the other Loan Documents any payment made, or value received, with respect to the Loan is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, or otherwise, this Agreement and each of the other Loan Documents shall be reinstated, in their entirety, as if the same had not been terminated at any time.

7.14    Acknowledgments. Borrower acknowledges that: (a) it has been advised by counsel of its choice with respect to this Agreement and the transactions contemplated hereby, (b) each of the waivers set forth herein was knowingly and voluntarily made; and (c) the obligations of Lender hereunder, including the obligation to advance and lend funds to Borrower in accordance herewith, shall be strictly construed and shall be expressly subject to Borrower’s compliance in all respects with the terms and conditions herein set forth. Further, the parties hereby agree that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the other Loan Documents.

7.15    Further Assurances and Additional Documents. Borrower shall, at the request of Lender, at any time and from time to time following the execution of this Agreement promptly execute and deliver, or cause to be executed and delivered, to Lender all such further documents and instruments and take all such further action as may be reasonably necessary or appropriate to confirm or carry out the provisions and intent of this Agreement, specifically including all documents necessary to the continued perfection of the security interest in the Collateral as provided herein and/or under any of the other Loan Documents.

7.16    Counterparts. This Agreement may be executed in any number of counterparts. Each such executed counterpart shall be deemed an original hereof and all such executed counterparts shall together constitute one and the same instrument. Copies of signatures transmitted by mail, facsimile, or email or any other electronic method, shall be considered authentic and binding.

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7.17    Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and each of the other Loan Documents shall be construed and enforced in accordance with and governed by the internal laws of the State of Illinois without regard to the choice or conflict of law principles or rules that may cause the application of the laws of any jurisdiction other than those of the State of Illinois. The parties hereby irrevocably agree that: (a) any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents shall be commenced (at the sole and absolute discretion of Lender) in any court of competent jurisdiction in the State of Illinois, or in the District Court of the United States in the Northern District of Illinois; (b) summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by registered mail as provided in this Agreement, or as otherwise provided under the laws of the State of Illinois; (c) to the fullest extent permitted by law, such party waives any objection he/she/it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum; and (d) to the fullest extent permitted by law, such party hereby waives its right to a jury trial for any claims that may arise out of this Agreement and/or any of the other Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned has executed this LOAN AND SECURITY AGREEMENT as of the date first identified above.

BORROWER:

ATHENA BITCOIN INC., a Delaware Corporation

By:________________________________

ERIC GRAVENGAARD, Authorized Signatory

Signature Page to Loan and Security Agreement

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IN WITNESS WHEREOF, the undersigned has executed this LOAN AND SECURITY AGREEMENT as of the date first identified above.

LENDER:

SWINGBRIDGE CRYPTO III LLC, an Illinois limited liability company

By: SWINGBRIDGE LLC, an Illinois limited liability company

By:_____________________________________

TOM KERESTES, Authorized Signatory

Signature Page to Loan and Security Agreement

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